                                                                    EXHIBIT 99.2


                         NOTICE OF GUARANTEED DELIVERY
                                 FOR TENDER OF
                      10 3/4% CAPITAL SECURITIES, SERIES A
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
                                       OF
                               INTEGON CAPITAL I


     As set forth in the Exchange Offer (as defined below), this Notice of Guaranteed Delivery (or a facsimile hereof) or one substantially equivalent hereto or the electronic form used by The Depository Trust Company ("DTC") for this purpose must be used to accept the Exchange Offer if certificates for 10 3/4% Capital Securities, Series A (the "Outstanding Capital Securities") of Integon Capital I, a Delaware statutory business trust (the "Trust"), are not immediately available to the registered holder of such Outstanding Capital Securities, or if a participant in DTC is unable to complete the procedures for book-entry transfer on a timely basis of Outstanding Capital Securities to the account maintained by First Union National Bank of North Carolina (the "Exchange Agent") at DTC, or if time will not permit all documents required by the Exchange Offer to reach the Exchange Agent prior to 5:00 p.m., New York City time, on _______________ 1997, unless extended (the "Expiration Date"). This Notice of Guaranteed Delivery (or a facsimile hereof) or one substantially equivalent hereto may be delivered by mail (registered or certified mail is recommended), by facsimile transmission, by hand or by overnight carrier to the Exchange Agent. See "Exchange Offer--Procedures for Tendering Outstanding Capital Securities." Capitalized terms used herein and not defined herein have the meanings assigned to them in the Exchange Offer.

                             The Exchange Agent is:

                  First Union National Bank of North Carolina

By Registered or Certified          By Facsimile:         By Hand/Overnight Carrier:
 Mail:
                              First Union National Bank    First Union National Bank
First Union National Bank         of North Carolina        of North Carolina
of North Carolina                  Attn: Mike Klotz        230 South Tryon Street
230 South Tryon Street             (704) 383-7199          Charlotte, NC  28288-1179
Charlotte, NC 28288-1179                                   Attn:  Mike Klotz
                               (For Eligible Institutions
                                        Only)
                                Confirm by Telephone:
                                  (704) 383-4105

                                For Information Call:
                                 (800) 829-8432

     Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of this Notice of Guaranteed Delivery via a facsimile number other than the number listed above will not constitute a valid delivery.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined therein) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The undersigned hereby tenders to the Trust and to Integon Corporation, a Delaware corporation ("the Company"), the aggregate liquidation amount of Outstanding Capital Securities indicated below pursuant to the guaranteed delivery procedures and upon the terms and subject to the conditions set forth in the accompanying Prospectus dated ____________, 1997 (as the same may be amended or supplemented from time to time, the "Prospectus") and in the related Letter of Transmittal (which together with the Prospectus constitute the "Exchange Offer"), receipt of which is hereby acknowledged.

     The undersigned hereby represents, warrants and agrees that the undersigned has full power and authority to tender, exchange, sell, assign, and transfer the tendered Outstanding Capital Securities and that the Trust will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances when the tendered Outstanding Capital Securities are acquired by the Trust as contemplated herein, and the tendered Outstanding Capital Securities are not subject to any adverse claims or proxies. The undersigned warrants and agrees that the undersigned will, upon request, execute and deliver any additional documents deemed by the Company, the Trust of the Exchange Agent to be necessary or desirable to complete the tender, exchange, sale, assignment and transfer of the tendered Outstanding Capital Securities, and that the undersigned will comply with its obligations under the Registration Rights Agreement. The undersigned has read and agrees to all of the terms of the Exchange Offer.

     BY TENDERING OUTSTANDING CAPITAL SECURITIES AND EXECUTING THIS NOTICE OF GUARANTEED DELIVERY, THE UNDERSIGNED HEREBY REPRESENTS AND WARRANTS THAT (i) NEITHER THE UNDERSIGNED NOR ANY BENEFICIAL OWNER(S) IS AN "AFFILIATE" OF THE COMPANY OR THE TRUST, (ii) ANY EXCHANGE CAPITAL SECURITIES TO BE RECEIVED BY THE UNDERSIGNED AND ANY BENEFICIAL OWNER(S) ARE BEING ACQUIRED BY THE UNDERSIGNED AND ANY BENEFICIAL OWNER(S) IN THE ORDINARY COURSE OF BUSINESS OF THE UNDERSIGNED ANY BENEFICIAL OWNER(S), (iii) THE UNDERSIGNED AND EACH BENEFICIAL OWNER HAVE NO ARRANGEMENT OR UNDERSTANDING WITH ANY PERSON TO

PARTICIPATE IN A DISTRIBUTION (WITHIN THE MEANING OF THE SECURITIES ACT) OF EXCHANGE CAPITAL SECURITIES TO BE RECEIVED IN THE EXCHANGE OFFER, AND (iv) IF THE UNDERSIGNED OR ANY BENEFICIAL OWNER IS NOT A BROKER-DEALER, THE UNDERSIGNED OR ANY SUCH BENEFICIAL OWNER IS NOT ENGAGED IN, AND DOES NOT INTEND TO ENGAGE IN, A DISTRIBUTION (WITHIN THE MEANING OF THE SECURITIES ACT) OF SUCH EXCHANGE CAPITAL SECURITIES. BY TENDERING OUTSTANDING CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER AND EXECUTING THIS NOTICE OF GUARANTEED DELIVERY, THE UNDERSIGNED OR ANY BENEFICIAL OWNER(S) OF OUTSTANDING CAPITAL SECURITIES WHICH IS A BROKER-DEALER REPRESENTS AND AGREES, CONSISTENT WITH CERTAIN INTERPRETIVE LETTERS ISSUED BY THE STAFF OF THE DIVISION OF CORPORATION FINANCE OF THE SECURITIES AND EXCHANGE COMMISSION TO THIRD PARTIES, THAT SUCH OUTSTANDING CAPITAL SECURITIES WERE ACQUIRED BY SUCH BROKER-DEALER FOR ITS OWN ACCOUNT AS THE RESULT OF MARKET-MAKING ACTIVITIES OR OTHER TRADING ACTIVITIES AND IT WILL DELIVER A PROSPECTUS MEETING THE REQUIREMENTS OF THE SECURITIES ACT IN CONNECTION WITH ANY RESALE OF SUCH EXCHANGE CAPITAL SECURITIES (PROVIDED THAT, BY SO ACKNOWLEDGING AND BY DELIVERING A PROSPECTUS, SUCH BROKER-DEALER WILL NOT BE DEEMED TO ADMIT THAT IT IS AN "UNDERWRITER" WITHIN THE MEANING OF THE SECURITIES ACT).

     All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of tendered Outstanding Capital Securities will be determined by the Company and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. The Company and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by the Company and the Trust not to be in proper form or the acceptance of which, or exchange for, may, in the view of the Company and the Trust or of counsel to the Company and the Trust, be unlawful.

     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, legal representatives, successors and assigns of the undersigned.

Name(s) of Registered Holder(s):__________________________________________

__________________________________________________________________________
                                  Please Print
Address(es):______________________________________________________________

__________________________________________________________________________

Area Code and Tel. No(s):_________________________________________________

     x____________________________________________________________________

     x____________________________________________________________________
                Signature(s) of Owner(s) or Authorized Signatory

     Must be signed by the registered holder(s) of the tendered Outstanding Capital Securities as their name(s) appear(s) on certificates for such tendered Outstanding Capital Securities, or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

 Certificate No(s)   Aggregate Liquidation  Aggregate Liquidation
  (if available)      Amount Represented       Amount Tendered
                         by Certificate
 _________________   _____________________  _____________________

 _________________   _____________________  _____________________

 _________________   _____________________  _____________________

 _________________   _____________________  _____________________

 _________________   _____________________  _____________________

If Outstanding Capital Securities will be delivered by book-entry transfer to The Depository Trust Company, provide the following information:

Signature: ____________________________________________________________

Account
Number:  ______________________________________________________________

Date:      ____________________________________________________________

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

                                   GUARANTEE
                    (Not to be used for signature guarantee)


       The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees delivery to the Exchange Agent, at one of its addresses set forth above, either certificates for the Outstanding Capital Securities tendered hereby, in proper form for transfer, or confirmation of the book-entry transfer of such Outstanding Capital Securities to the Exchange Agent's account at The Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other documents required by the Letter of Transmittal, all within three (3) business days after the date of execution of this Notice of Guaranteed Delivery.

       The undersigned acknowledges that it must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates for the Outstanding Capital Securities tendered hereby to the Exchange Agent within the time period shown hereon and that failure to do so could result in a financial loss to the undersigned.


______________________   ___________________________________
         Firm                  Authorized Signature



______________________   Name ______________________________
Address                       (Please Type or Print)



______________________   Title  ____________________________
Zip Code

                         Dated: ___________________, 1997

Area Code and Tel. No.: ____________________________________

  DO NOT SEND CERTIFICATES FOR OUTSTANDING CAPITAL SECURITIES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OUTSTANDING CAPITAL SECURITIES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.